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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 13, 2003



                          VALASSIS COMMUNICATIONS, INC.

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             (Exact name of registrant as specified in its charter)


   Delaware                       1-10991                        38-2760940
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 (State or other           (Commission File Number)            (IRS Employer
of incorporation)                                            Identification No)


                  19975 Victor Parkway, Livonia, Michigan 48152

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                     (Address of principal executive office)


Registrant's telephone number, including area code: 734-591-3000

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Item 2.   ACQUISITION AND DISPOSITION OF ASSETS

On February 13, 2003, Valassis announced that it acquired 100% of the capital stock of NCH Marketing Services, Inc. ("NCH") for $60.0 million cash, paid for out of existing cash on hand. NCH is the premier coupon processing and promotion information management company in the United States and worldwide. A private equity firm, PPM America, via funds managed held approximately 90% of the equity of NCH with the remaining shares held by management and other minority shareholders. The management shareholders included NCH's President and Chief Executive Officer, Brian Husselbee, who owned 3.5% of the equity of NCH and is a member of the board of directors of Valassis.

A copy of the Company press release related to this event is being filed as an Exhibit to this Form 8-K.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

7.a. Financial statements of NCH as required under Regulation S-X will be filed as an amendment to this Form 8-K no later than April 29, 2003.

7.b. Pro forma financial statements of the combined company as required under Regulation S-X will be filed as an amendment to this Form 8-K no later than April 29, 2003.

7.c. Exhibits

     Exhibit 2.1-- Stock Purchase Agreement by and among Valassis Communications, Inc., Valassis Coupon Clearing, Inc., as Buyer and NCH stockholders, collectively, as Sellers and NCH Marketing Services, Inc. dated February 13, 2003

     Exhibit 99.1-- Press Release of Valassis Communications, Inc. dated
                    February  13, 2003

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              VALASSIS COMMUNICATIONS, INC.



                                              By:  /s/ Robert L. Recchia
                                                   -----------------------------
                                                   Robert L. Recchia
                                                   Executive Vice President and
                                                   Chief Financial Officer


Dated:  February 21, 2003